UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2013

CONMED CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-16093	16-0977505
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

525 French Road

Utica, New York 13502

(Address of principal executive offices, including zip code)

(315) 797-8375

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of CONMED Corporation was held on May 23, 2013 (the “Annual Meeting”). Holders of Common Stock were entitled to elect seven directors. On all matters which came before the Annual Meeting, holders of Common Stock were entitled to one vote for each share held. Proxies for 26,978,556 of the 27,856,208 shares of Common Stock entitled to vote were received in connection with the Annual Meeting.

The following table sets forth the names of the seven persons elected at the Annual Meeting to serve as directors until the first annual meeting of shareholders following the end of the Company’s fiscal year ending December 31, 2013 and the number of votes cast for, against or withheld with respect to each person.

Election of Directors

Director	Votes Received	Votes Withheld	Broker Non-Votes

Eugene R. Corasanti	23,835,363	1,828,956	1,314,237
Joseph J. Corasanti	25,565,962	98,357	1,314,237
Bruce F. Daniels	22,060,161	3,604,158	1,314,237
Jo Ann Golden	23,339,115	2,325,204	1,314,237
Stephen M. Mandia	25,621,959	42,360	1,314,237
Stuart J. Schwartz	22,046,691	3,617,628	1,314,237
Mark E. Tryniski	25,628,799	35,520	1,314,237

Management Proposals

	For	Against	Abstain	Broker Non-Votes
Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2013	26,846,145	122,966	9,445	—

Approve advisory vote on executive compensation	24,915,578	520,376	228,364	1,314,238

Item 8.01 Other Events

On May 24, 2013, CONMED Corporation announced it will be paying a quarterly cash dividend of $0.15 per share on July 8, 2013 to all shareholders of record as of June 17, 2013.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONMED CORPORATION
(Registrant)

By:	/s/ Robert D. Shallish, Jr.
Executive VP, Finance and
Chief Financial Officer

Date: May 23, 2013